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                                                                    EXHIBIT 10.2

                            COVENANT NOT-TO-COMPETE
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                                      AND
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                            NON-DISCLOSURE AGREEMENT
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         1.  Restrictive Covenant.   I  agree that during the course of my
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employment I shall work full time for EDUCATIONAL MODULES, INC. (the "Employer")
and that for a period of one year following termination of my employment, I will not engage, whether directly or indirectly, in the same business as the Employer in any geographic area in which the Employer shall then be doing business. By reason of my acquisition of confidential information during the term of my employment, it is agreed that any breach of this agreement by me shall entitle the employer in addition to any legal remedies available to the employer, to apply to any court of competent jurisdiction to enjoin any violation of this paragraph. In the event that a court of competent jurisdiction shall find that the scope and duration of this clause shall not be reasonably necessary to protect the legitimate business interest of the Employer, then the Employer and myself agree that a court of competent jurisdiction may amend this paragraph to provide a reasonable restriction on competition as to area and time which restriction shall then be binding upon Employer and myself.

         2.  Non-disclosure.  I acknowledge that during the course of my
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employment I have learned or will learn of programs, products, methods of manufacture and distribution, and of vendor and customer lists of Employer and that such knowledge or information is of confidential and a secret nature and of great value to the Employer. I agree not to divulge to any person, either during or after the termination of my employment, any information acquired by me concerning such programs, products, methods of manufacture and distribution, vendor and customer lists, or any other trade secrets of the Employer. Upon termination of my employment, I agree to deliver forthwith to the Employer all records, memoranda, and other
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written data relating to such programs, products, methods of manufacture and distribution, and vendor and customer lists.


         3. The foregoing restrictive covenant and non-disclosure provisions shall immediately terminate upon the sale of all or substantially all of the assets of the Employer or a sale of a majority interest in the outstanding common stock of the Employer.

         IN WITNESS WHEREOF, I have executed this agreement this day of June, 1989.

                                    /s/ Fred H. Klaucke
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                                        Fred H. Klaucke